UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 31, 2005

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01 Other Events.

On October 31, 2005, Ecolab announced that it plans to reinvest approximately $225,000,000 of foreign earnings in the United States pursuant to the American Jobs Creation Act of 2004.  As a result, the company expects to record a tax charge of approximately $3,300,000, or $0.01 per share, in the fourth quarter ending December 31, 2005, which charge was not included in the company’s fourth quarter and full-year earnings per share forecasts announced October 21, 2005.

The company also announced that it will adopt SFAS 123(R), the new accounting standard for expensing stock options, beginning in the fourth quarter 2005. The company expects the adoption of SFAS 123(R) will result in an annual charge to earnings of approximately $0.10 per share.  The company previously reported a pro forma impact from expensing stock options of $0.10 per diluted share for 2004 in the notes to that year’s consolidated financial statements.  As part of the transition to the new standard, Ecolab expects to restate its earnings history in line with the pro forma amounts historically disclosed in Ecolab’s financial statements.  Ecolab expects to present these restated GAAP results on Ecolab’s website at www.ecolab.com/investor.

A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	(99)	Ecolab Inc. New Release dated October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 1, 2005	By:	/s/Timothy P. Dordell
By: Timothy P. Dordell
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated October 31, 2005.	Filed herewith electronically.